UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

CASCADE BANCORP

(Exact name of registrant as specified in its charter)

Oregon	00-23322	93-1034484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1100 NW Wall Street

Bend, Oregon 97703

(Address of principal executive offices)

(Zip Code)

(877) 617-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2017, Cascade Bancorp (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated November 17, 2016 (the “Merger Agreement”), between the Company and First Interstate BancSystem, Inc. (“First Interstate”), which provides for, among other things and subject to the terms and conditions set forth therein, the merger of the Company with and into First Interstate (the “Merger”), with First Interstate surviving the Merger.

Each of the three proposals considered and voted on at the Special Meeting (as described below) was approved by the requisite vote of the Company’s shareholders. For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 13, 2017.

As of March 17, 2017, the record date for the Special Meeting, there were 75,060,030 shares of common stock, without par value, of the Company outstanding and entitled to vote, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, 57,762,514 shares of the Company’s common stock, representing approximately 77.0% of the outstanding shares entitled to vote, were present in person or by proxy, which constituted a quorum to conduct business.

At the Special Meeting, the following proposals were considered and voted on, and the final voting results for each proposal are set forth below:

1. Proposal to approve and adopt the Merger Agreement (the “Merger Agreement Proposal”).

Votes for Approval	Votes Against	Abstentions	Broker Non-Votes
57,376,478	77,459	308,577	0

2. Proposal to approve, by non-binding advisory vote, certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Votes for Approval	Votes Against	Abstentions	Broker Non-Votes
51,703,324	5,672,154	387,036	0

3. Proposal to approve, by a non-binding advisory vote, the amended and restated articles of incorporation of First Interstate, which would become effective upon the completion of the Merger.

Votes for Approval	Votes Against	Abstentions	Broker Non-Votes
57,292,198	137,624	332,692	0

Because the Merger Agreement Proposal was approved, a proposal to adjourn the Special Meeting to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal was not needed and, therefore, no vote was taken on that proposal.

Item 8.01	Other Events.

On May 24, 2017, the Company and First Interstate issued a joint press release announcing the results of the Special Meeting, the results of the Annual Meeting of First Interstate and the anticipated timing for completing the Merger. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

2

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Joint press release of Cascade Bancorp and First Interstate BancSystem, Inc., dated May 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton
Executive Vice President and Chief Financial Officer

Date:	May 25, 2017

EXHIBIT INDEX

Exhibit Number

99.1	Joint press release of Cascade Bancorp and First Interstate BancSystem, Inc., dated May 24, 2017.